AGREEMENT FOR LOAN CONDITIONS

This Agreement for Loan Conditions (the "Agreement") is made and entered into as of March 28, 2023 (the "Effective Date") by and between, V-cube, Inc., a Japanese corporation having its principal office located at 1-17-3, Shirokane, Minato-ku, Tokyo, Japan ("Lender"), and Xyvid Inc., an U.S.A corporation having its registered office at 1170 Wheeler Way Langhorne, PA 19047, U.S.A ("Borrower"). (hereinafter Lender and Borrower are referred to respectively as a "Party" and collectively as the "Parties")

Article 1. Application of this Agreement

1. This Agreement is to set forth the terms and conditions applied to any and all loans from Lender to Borrower.

Article 2. Loan

1. Lender shall execute the Loan to the Borrower pursuant to Lender's approval document and a written resolution of the Lender's Board of Directors dated March 24, 2023 and April 17, 2023. The detail of the Loan is as follows.
   The sum of the Loan: US$ 735, 000 (Seven hundred Thirty-Five thousand United States Dollar only)
   Loan execution date: US$ 235,000 on March 31, 2023 and US$500,000 on April 19,2023
2. The repayment day of the principal of the Loan shall be August 31, 2023.

Article 3. Interest

1. Annual interest rate to be borne for the outstanding principal balance of New Loan shall be 6.0%.
Interest of the Loans shall be calculated pro-rata on a calendar day basis and round down to US Dollar.
2. Borrower shall pay all of the accrued interest as follows:
   Interest accrued of all the Loans until August 31, 2023 shall be paid on or before August 31, 2023.

Article 4. Payment of Principal and Interest

1. Borrower repays Loans and interest by T/T remittance to the bank account designated by Lender in the currency same with the currency of the Loans. Borrower bears the bank remitting charges. If Borrower is required to withhold tax from the repayment of the interest in accordance with the relevant tax law and regulations, Borrower shall deduct such withholding tax amount from the payment and furnish Lender legitimate tax certificate without delay.
2. If any amount due under this Agreement is not paid when and as due, such amount shall bear additional interest from the date such payment was due until and including the date such payment is received by Lender at a rate per annum equal to fourteen percent (14%) per annum, provided that in no event shall the rate of interest exceed that permitted by applicable law.
3. Borrower shall not prepay the principal of the Loans in whole or in part without prior consent of Lender.

Article 5. Events of Default

The occurrence of one or more of the following events ("Events of Default") shall constitute a default under this Agreement.

A. Borrower's failure to pay any portion of principal or interest due under this Agreement when and as the same shall become due and payable as therein or herein expressed, if such failure continues for a period of ten (10) days after Lender has notified Borrower (regardless of whether Borrower actually receives such notice) that such payment has not been received;

B. Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, assignee or other similar official for Borrower or for any of Borrower's property, or makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or a readjustment of its indebtedness or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief under the provisions of any bankruptcy or similar law; or, in the absence of any of the foregoing, a trustee, receiver, liquidator, assignee or other similar official is appointed for Borrower or for a substantial part of any of the property of Borrower; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or other insolvency law or common law or in equity is instituted against Borrower; or, in the

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absence of any of the foregoing, if, under the provisions of any law providing for reorganization or winding up which may apply to Borrower, any court of competent jurisdiction shall assume jurisdiction, custody or control of Borrower or of any substantial part of any of Borrower's property;

C. Borrower is in material default in the payment or performance of any material obligation under any promissory note, indenture, contract, mortgage, deed of trust or other instrument to which Borrower is a party or by which Borrower is bound and the applicable cure period shall have expired; or

D. Borrower's failure to duly and punctually observe or perform, in any material respect, any other of the conditions or agreements to be performed or observed by Borrower contained in this Agreement and, except as may otherwise be specifically provided in this Agreement.

Article 6. Remedies

Upon the occurrence of an Event of Default, Lender may at its option elect to pursue any or all of the following remedies, which are cumulative and in addition to any other right or remedy provided by applicable law:

A. without further demand, protest or notice of any kind to Borrower, declare the entire outstanding principal, interest and any or all costs and obligations hereunder due to be due and immediately payable, and upon such declaration the same shall become and be immediately due and payable; and

B. institute one or more legal proceedings at law or in equity for the:

(i) specific performance of any condition, agreement or undertaking contained in this Agreement, or in aid of the execution of any powers granted therein and/or to recover a judgment for damages for the breach hereof, including, without limitation, any amount due under this Agreement, either by their terms or by virtue of such declaration, and collect the same out of any property of Borrower;

(ii) enforcement of such other appropriate legal or equitable remedy as may in the opinion of Lender be necessary to protect and enforce Lender's rights under this Agreement.

Article 7. Costs and Expenses of Collection and Enforcement

Borrower shall pay to Lender on demand all reasonable attorneys' fees and other costs and expenses reasonably incurred by Lender in exercising Lender's rights, powers or remedies under this Agreement.

If because of Borrower's default the Lender consults an attorney regarding the enforcement of any of its rights under this Agreement, or if suit is brought to enforce this Agreement, Borrower shall pay all costs thereof, including attorneys' fees.

Article 8. General Provisions

1. No failure or delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision to this Agreement, shall in any event be effective unless the same shall be in writing and consented to by Lender, and then such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

2. Borrower may not assign or transfer its rights hereunder, or delegate its obligations hereunder, without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion.

3. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof or thereof unenforceable or invalid. If any rate of interest provided for herein is greater than that permitted under applicable law, such rate shall be automatically reduced to be the maximum permitted by law.

4. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and shall supersede all other agreements, written or oral, with respect thereto. In the event of any conflict between this Agreement and the other documents, the provisions of this Agreement shall control.

5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original if fully executed, but all of which shall constitute one and the same document.

6. This Agreement shall be governed by and construed in accordance with the laws of Japan. Parties hereby submit to the jurisdiction of the Tokyo District Court in Japan, which shall have non-exclusive jurisdiction over all controversies in connection herewith. Borrower hereby waives any right to assert any rights within any other jurisdiction or to require that litigation regarding this Agreement take place elsewhere.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

Lender: V-cube, Inc.	**Borrower: Xyvid Inc.**
By: ______________________	By: ______________________
Name: Naoaki Mashita	Name: Randy Jones
Title: Chairman & Group CEO	Title: CEO